                                                 Registration No. 333-_____


                                 -------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                                   ----------------


                           UNITED STATES FILTER CORPORATION
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)

                    Delaware                             33-0266015
          ------------------------------               ----------------
          (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)               Identification No.)

                   40-004 Cook Street
                 Palm Desert, California                   92211
          -------------------------------------           ---------
          (Address of principal executive offices)        (Zip Code)


                          STOCK OPTION AGREEMENTS UNDER THE
                  USG HOLDING CORPORATION 1994 STOCK INCENTIVE PLAN
                 ---------------------------------------------------
                               (Full title of the plan)



                               Damian C. Georgino, Esq.
                     Vice President, General Counsel & Secretary
                           United States Filter Corporation
                                  40-004 Cook Street
                            Palm Desert, California  92211
                       (Name and address of agent for service)


                                    (619) 340-0098
             ------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

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                           CALCULATION OF REGISTRATION FEE

                                   Proposed        Proposed
          Title of                 maximum         maximum
          securities   Amount      offering        aggregate   Amount of
          to be        to be       price           offering    registration
          registered   registered  per share(1)    price           fee
          ----------   ----------  ---------       --------    ------------

          Common stock,                            $385,927.51   $117
          par value $.01
          per share

          A Options       102,764 shares   $3.31

          B Options         9,211 shares   $4.97



          (1) Based upon the exercise price of the options in respect of which the shares may be issued, in accordance with Rule 457(h).
































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                                   EXPLANATORY NOTE

                   On October 25, 1996, pursuant to an Agreement and Plan of Merger, dated as of September 6, 1996 (the "Merger Agreement"), U.S. Filter/USG Acquisition Corp. ("Acquisition"), a wholly owned subsidiary of United States Filter Corporation (the "Registrant"), was merged with and into USG Holding Corporation ("USG") and USG thereby became a wholly owned subsidiary of the Registrant (the "Merger"). As provided in the Merger Agreement, as of the effective date of the Merger, each option to purchase one share of common stock of USG then outstanding under the stock option agreements (the "Stock Option Agreements") executed pursuant to the USG Holding Corporation 1994 Stock Incentive Plan (the "Outstanding Options") was converted into an option to purchase 0.302 shares of the Registrant's Common Stock. Pursuant to the Merger Agreement, USG and the Registrant have taken such actions as are necessary such that USG common stock is no longer issuable with respect to the Outstanding Options. Instead, the Registrant's Common Stock will be issuable in the amounts and at the prices determined in accordance with the Merger Agreement. This Registration Statement relates to the 111,975 shares of the Registrant's Common Stock that are issuable with respect to the Outstanding Options.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          Item 3.  Incorporation of Documents by Reference.

                   The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration
          Statement: (i) the Company's Annual Report on Form 10-K for the year ended March 31, 1996, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; (iii) the Company's Current Reports on Form 8-K dated May 31, 1996 (as amended on Form 8-K/A dated June 28, 1996), June 10, 1996, June 27, 1996, July 15, 1996 (two such Current Reports), August 23, 1996, September 6, 1996, November 8, 1996 and November 13, 1996; and (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as the same may be amended.

                   All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Stock Option Agreements meeting the requirements of Section 10(a) of the Securities Act.


          Item 4.  Description of Securities.

                   The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


          Item 5.  Interests of Named Experts and Counsel.

                   The legality of the Common Stock to which this Registration Statement relates has been passed upon for the Registrant by Damian C. Georgino, Vice President, General Counsel and Secretary. Mr. Georgino is paid a salary by the Registrant, participates in the benefit plans of the Registrant, and beneficially owns shares of Common Stock, including presently exercisable options.


          Item 6.  Indemnification of Directors and Officers.

                   The Certificate of Incorporation and the By-laws of the Registrant provide for the indemnification of directors and officers to the fullest extent permitted by the General
          Corporation Law of the State of Delaware, the state of incorporation of the Registrant.

                   Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

                   If such a proceeding is brought by or in the right of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such information to such person for such expenses as the court deems proper.

                   Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

                   The Registrant maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Registrant.


          Item 7.  Exemption from Registration Claimed.

                   Inapplicable.


          Item 8.  Exhibits.

                   The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

          Exhibit No.                      Description
          -----------                     -----------

             4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Registrant's Annual Report on Form 10-K, dated June 28, 1996, for the year ended March 31, 1996 (File No. 1-10728)).

             5.1 Opinion of Damian C. Georgino, Esq., regarding the legality of the securities registered hereunder.

            23.1        Consent of KPMG Peat Marwick LLP.

            23.2        Consent of Price Waterhouse LLP.

            23.3        Consent of Ernst & Young LLP.

            23.4        Consent of Arthur Andersen LLP.

            23.5 Consent of Damian C. Georgino, Esq. (included in the Opinion filed as Exhibit 5.1).


          Item 9.  Undertakings.

                   (a)  The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                         (i)  To include any prospectus required by
                    Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
               _________________
               do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
               Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                    ____
          fide offering thereof.
          ____

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.
                                      _________

                                        * * *

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and, therefore, unenforceable.
          In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on this 12th day of November, 1996.

                              UNITED STATES FILTER CORPORATION


                              By:   /s/ Richard J. Heckmann
                                   ------------------------
                                   Richard J. Heckmann
                                   Chairman of the Board,
                                   Chief Executive Officer and President


               KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of United States Filter Corporation hereby constitutes and appoints Richard J. Heckmann and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

                    Signature                 Capacity            Date
                   ----------                 --------            ----


           /s/ Richard J. Heckmann     Chairman of the        November 12,
           --------------------------  Board, Chief           1996
           Richard J. Heckmann         Executive Officer
                                       and President

           /s/ Kevin L. Spence         Vice President and     November 12,
           --------------------------  Chief Financial        1996
           Kevin L. Spence             Officer (Principal
                                       Accounting Officer)
           /s/ Michael J. Reardon      Executive Vice         November 12,
           --------------------------  President and a        1996
           Michael J. Reardon          Director

           /s/ Tim L. Traff            Senior Vice            November 12,
           --------------------------  President and a        1996
           Tim L. Traff                Director
           /s/ James E. Clark          Director               November 12,
           --------------------------                         1996
           James E. Clark

           /s/ John L. Diederich       Director               November 12,
           --------------------------                         1996
           John L. Diederich

           /s/ Robert S. Hillas        Director               November 12,
           --------------------------                         1996
           Robert S. Hillas
           /s/ Arthur B. Laffer        Director               November 12,
           --------------------------                         1996
           Arthur B. Laffer

           /s/ Alfred E. Osborne, Jr.  Director               November 12,
           --------------------------                         1996
           Alfred E. Osborne, Jr.
           /s/ J. Danforth Quayle      Director               November 12,
           --------------------------                         1996
           J. Danforth Quayle

           /s/ C. Howard Wilkins, Jr.  Director               November 12,
           --------------------------                         1996
           C. Howard Wilkins, Jr.

                                    EXHIBIT INDEX



           Exhibit                                           Sequential
           Number                  Description               Page Number
           -------                 -----------               -----------

            4.1      Restated Certificate of Incorporation,
                     as amended (incorporated by reference
                     to Exhibit 3 to the Registrant's
                     Annual Report on Form 10-K, dated June
                     28, 1996, for the year ended March 31,
                     1996 (File No. 1-10728)).
            5.1      Opinion of Damian C. Georgino, Esq.,
                     regarding the legality of the
                     securities registered hereunder.

           23.1      Consent of KPMG Peat Marwick LLP.
           23.2      Consent of Price Waterhouse LLP.

           23.3      Consent of Ernst & Young LLP.

           23.4      Consent of Arthur Andersen LLP.
           23.5      Consent of Damian C. Georgino, Esq.
                     (included in the Opinion filed as
                     Exhibit 5.1).